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                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 17, 2002

                        AMERIVISION COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

   OKLAHOMA                          0-27683                      73-1378798
  (State of                        (Commission                  (IRS Employer
Incorporation)                     File Number)                Identification #)

                              5900 MOSTELLER DRIVE
                                   SUITE 1600
                          OKLAHOMA CITY, OKLAHOMA 73112
                                 (405) 600-3500
                     (Address of Principal Executive Offices
                              and Telephone Number)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

     (a) On June 27, 2002, the Registrant convened and conducted its annual meeting of shareholders (the "MEETING"). The Registrant's incumbent board of directors then consisted of seven individuals, including Messrs. Danny Bannister, Arch Bonnema, David Clark, Belarmino Gonzalez, Ken Kolek, Art Richardson and Loren Unruh, each of whom had been nominated by the board of directors for reelection at the Meeting. That board also nominated an additional two individuals, David High and John Telling, in the event that the shareholders approved a board size of nine members. At the Meeting the shareholders initially voted upon a floor motion to amend Section 3.2 of the proposed bylaws which had been submitted for consideration by the Registrant's board of directors. As so submitted, the referenced provision contemplated the establishment of a classified board of between seven and nine members under which individual members would be elected to staggered, multi-year terms of office. In contrast, the floor motion provided for a fixed membership of nine, each of whom, following election, would serve for an annual term. Such vote, as well as all others taken during the Meeting, was monitored and counted by an independent inspector of elections. Having been advised that the floor motion had been approved, the shareholders then voted to approve the proposed bylaws, as so amended, following which a director election was conducted and an additional five individuals, Thomas Choquette, Sharon Freeny, Wilbur Fulbright, Kenneth Guthrie and Curtis Nestegard, were nominated from the floor, increasing to 14 the number of individual nominees for which votes could be cast. The Meeting was adjourned without the vote count having been completed.

     On July 9, 2002, the inspector of elections reported to the Registrant uncertified results of the shareholder vote, from which it appeared that if the 113,795.46 votes cast by Tracy and Sharon Freeny, major Registrant shareholders, were to be treated as properly cast, then Messrs. Clark, Gonzalez, Guthrie, Richardson, Telling, Fulbright and Choquette, Ms. Freeny and Mr. Nestegard were elected to a nine member board of directors, whereas if the Freeny votes were not to be treated as properly cast, then it appeared that the floor motion had been narrowly defeated, giving rise to an issue as to whether the board of directors was to be comprised of seven or nine members and elected to annual or staggered, multi-year terms of office. On July 17, 2002, Messrs. Clark, Gonzalez, Guthrie, Richardson, Telling, Kolek and Fulbright, the seven individuals receiving the largest number of shareholder votes without giving effect to the Freeny votes, convened a meeting to give consideration to whether the Freeny votes should be counted. At the outset of such meeting, Mr. Kolek tendered his resignation, stating that he did not wish to be considered for a position on the Registrant's board of directors.

     The remaining six attendees thereupon reviewed the following operative facts: (a) in the autumn of 2001, the shares underlying the Freeny votes were to have been deposited with and maintained by the trustees of the Freeny Voting Trust Agreement, a trust agreement dated September 1, 2001 (the "TRUST") and entered into by and among the Registrant, each of the Freenys and Messrs. David Clark, Russell Beaty and David Thompson, as the three named trustees of the Trust (the "TRUSTEES"), and the certificates representing such shares were to have been cancelled and new certificates issued in the names of the Trustees, thereby rendering the

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same the registered owners of such shares; (b) such deposit, cancellation and reissuance did not occur, leaving the Freenys as the owners of record of the shares cast by them at the Meeting; (c) at the Meeting two of the Trustees sought to cast a vote with respect to the Freeny shares, but they and Mr. Freeny were advised by a legal representative of the Registrant that since the Trustees were not shareholders of record they could not cast such votes and that the only persons who could do so were the Freenys, either in person or by proxy, even though then in contractual violation of their obligations under the Trust; (d) subsequent to the conduct of the Meeting the Registrant received a legal opinion from Oklahoma counsel concluding that the Freeny's execution of the Trust created an irrevocable proxy coupled with an interest in favor of the Trustees such that the Trustees rather than the Freenys should have voted the subject shares and their failure to do so rendered the Freeny votes of no effect; and
(e) in contrast, the Freenys' legal counsel opined that as the shareholders of record the Freenys were the only ones legally entitled to vote their shares, they had done so properly and timely and whatever contractual differences may have existed between the Freenys and the Registrant were not relevant to the voting issue.

     Following such review, the attendees concluded that the Freeny votes were properly cast, and that the tally presented by the inspector of elections which included such votes was the one which should be certified as representing the valid shareholder voting results, and thereupon declared the Registrant's board of directors to be composed of the following nine individuals: David Clark, Belarmino Gonzalez, Kenneth Guthrie, Arthur Richardson, John Telling, Wilbur Fulbright, Thomas Choquette, Sharon Freeny and Curtis Nestegard.

     The Registrant is without knowledge of any arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters, except as follows:
(a) Mr. Guthrie is the payee of the Registrant's promissory note, dated February 1, 2001, issued in the principal sum of $50,000, bearing interest at an annual interest rate of 14% (plus a late charge of 5% of any delinquent payment), carrying a maturity date of February, 1, 2002, and current balance of $45,000,
(b) Mr. Nestegard is the payee of the Registrant's promissory note, dated February 1, 2001, issued in the principal sum of $325,000, bearing interest at an annual interest rate of 14% (plus a late charge of 5% of any delinquent payment), carrying a maturity date of February 1, 2002, and current balance of $292,500; (c) Mr. Telling, a former vice-president of the Registrant, is currently owed the monetary sum of $425,000, payable to him by the Registrant under the terms of an employment termination agreement entered into in December 1999 and which required an aggregate of $1,359,000 be paid to him over the succeeding four year period; and (d) Mr. Telling is the current chairman and president of Hebron Communications Corporation, a Florida corporation ("Hebron") which owns the building in which the Registrant's principal offices are located and from which the Registrant leases approximately 37,000 square feet of occupied space at an annual rental of slightly more than $500,000. Hebron is also the payee of three separate promissory notes, having an original aggregate face value of $3,451,000, issued by the Registrant in 1999 and 2000 as a consequence of the Registrant's purchase from that entity of certain telecommunications switching network equipment and Internet service product development assets. The aggregate principal balance currently owing under the notes is

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approximately $2,352,000, and because of cash disbursement limitations imposed by the Registrant's principal lender, all are in default and therefore carry annual interest rates of 18%.

     (b) The Registrant is without knowledge of any arrangement the operation of which may at a subsequent date result in a change in control of the Registrant.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERIVISION COMMUNICATIONS, INC.

July 31, 2002                          /s/ DAVID CLARK
                                       -----------------------------------------
                                       David Clark, Chairman of the Board of
                                       Directors